Exhibit 99.1

NEWS RELEASE

Investor Contact:

Brian Klaus, Senior Vice President, Director of Investor Relations

920-491-7059

Media Contact:

Cliff Bowers, Senior Vice President, Director of Public Relations

920-491-7542

Associated Banc-Corp Announces 2014 Annual Meeting of
Shareholders Results and Quarterly Dividends

GREEN BAY, Wis. –– April 22, 2014 –– Associated Banc-Corp (NASDAQ:ASBC) today announced the results of the actions taken at its 2014 Annual Meeting of Shareholders.

The following directors were re-elected:

-

William R. Hutchinson, chairman, Associated Banc-Corp, and president, W.R. Hutchinson & Associates, Inc.

-

Philip B. Flynn, president and chief executive officer, Associated Banc-Corp

-

John F. Bergstrom, chairman and chief executive officer, Bergstrom Corp.

-

Ruth M. Crowley, executive vice president, Summit Resources International

-

Ronald R. Harder, retired, former president and chief executive officer, Jewelers Mutual Insurance Co.

-

Robert A. Jeffe, managing partner and founder, Source Rock Energy Partners

-

Eileen A. Kamerick, chief financial officer, Press Ganey Associates, Inc.

-

Richard T. Lommen, chairman, Courtesy Corp.

-

Cory L. Nettles, founder and managing director, Generation Growth Capital, Inc.

-

J. Douglas Quick, chairman, Lakeside Foods, Inc.

-

Karen T. van Lith, business consultant

-

John (Jay) B. Williams, president and chief executive officer, Milwaukee Public Museum

Shareholders also (1) approved named executive officer compensation, and (2) ratified the selection of KPMG LLP as Associated’s independent accounting firm for 2014.

In addition, the Associated Banc-Corp Board of Directors declared a regular quarterly cash dividend of $0.09 per share on Associated’s common stock payable on June 16, 2014, to shareholders of record at the close of business on June 2, 2014.

The Board of Directors also declared a regular quarterly cash dividend of $0.50 per depositary share on Associated’s 8.00% Series B Perpetual Preferred Stock payable on June 16, 2014, to shareholders of record at the close of business on June 2, 2014.

ABOUT ASSOCIATED BANC-CORP

Associated Banc-Corp (NASDAQ: ASBC) has total assets of $25 billion and is one of the top 50, publicly traded, U.S. bank holding companies. Headquartered in Green Bay, Wis., Associated is a leading Midwest banking franchise, offering a full range of financial products and services in over 200 banking locations serving more than 100 communities throughout Wisconsin, Illinois and Minnesota, and commercial financial services in Indiana, Michigan, Missouri, Ohio and Texas. Associated Bank, N.A. is an Equal Housing Lender, Equal Opportunity Lender and Member FDIC. More information about Associated Banc-Corp is available at www.associatedbank.com.

FORWARD LOOKING STATEMENTS

Statements made in this document which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995.  This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings or other measures of performance.  Such forward-looking statements may be identified by the use of words such as “believe”, “expect”, “anticipate”, “plan”, “estimate”, “should”, “will”, “intend”, “outlook”, or similar expressions.  Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties.  Actual results may differ materially from those contained in the forward-looking statements.  Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the company’s most recent Form 10-K and subsequent SEC filings.  Such factors are incorporated herein by reference.

# # #